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                                                                     Exhibit 5.1

                                October 23, 2001





(213) 229-7000                                                     C 16084-00137

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Computer Sciences Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the registration statement to which this opinion is an exhibit (as amended from time to time, the "Registration Statement"), of the offering and sale from time to time by the Company of up to $1,500,000,000 in the aggregate of the following:
(i) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), which may include Preferred Stock convertible into Common Stock or another series or class of Preferred Stock (the "Convertible Preferred Stock") or Preferred Stock exchangeable for Common Stock or another series or class of Preferred Stock (the "Exchangeable Preferred Stock"), (iii) one or more series of the Company's debt securities (the "Debt Securities"), which may include Debt Securities convertible into Common Stock or Preferred Stock (the "Convertible Debt Securities") or Debt Securities exchangeable for Common Stock or Preferred Stock (the "Exchangeable Debt Securities"), which will be issued pursuant to one or more indentures (each, an "Indenture", and, collectively, the "Indentures"), (iv) stock purchase contracts to purchase shares of one or both of Common Stock or Preferred Stock (the "Stock Purchase Contracts") which will be issued pursuant to one or more purchase contract agreements (each, a "Purchase Contract Agreement", and, collectively, the "Purchase Contract Agreements"), and (v) units consisting of Stock Purchase Contracts and one or more of Debt Securities, Preferred Stock, Common Stock or debt securities of third parties (the "Stock Purchase Units") which will be issued pursuant to one or more unit purchase contract agreements (each, a "Unit Purchase Contract Agreement", and, collectively, the "Unit Purchase Contract Agreements"). The

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Computer Sciences Corporation
October 23, 2001
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Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts and
Stock Purchase Units are herein collectively referred to as the "Securities".

     We are familiar with the corporate action taken by the Company in connection with the Registration Statement. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

     In connection with our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     On the basis of, and in reliance on, the foregoing, and subject to (1) the assumptions, exceptions, qualifications and limitations contained herein, (2) future compliance with the pertinent provisions of the Securities Act and relevant state securities laws, (3) the effectiveness, and continued effectiveness, of the Registration Statement, (4) with respect to the Debt Securities (including, without limitation, Debt Securities that constitute part of any Stock Purchase Unit) and the Indentures, compliance with the Trust Indenture Act of 1939, as amended (the "TIA"), (5) completion of all corporate action required to be taken by the Company duly to authorize each proposed issuance of Securities (including, without limitation, the due reservation of any shares of Common Stock and Preferred Stock for issuance upon conversion or exchange of any other Securities or in connection with any Stock Purchase Contract), (6) with respect to the Preferred Stock, the due authorization, approval and filing of a certificate of designations related thereto (a "Certificate of Designations"), (7) with respect to the Stock Purchase Contracts, the due authorization, execution and delivery of any collateral agreements relating to the Stock Purchase Contracts (the "Collateral Agreements"), (8) with respect to the Stock Purchase Units, the due authorization, execution and delivery of any collateral agreements relating to the Stock Purchase Units (the "Unit Collateral Agreements"), (9) the due authorization, execution and delivery of each Indenture, Purchase Contract Agreement and Unit Purchase Contract Agreement, in each case in materially the form filed or to be filed as an exhibit to the Registration Statement, (10) with respect to the Debt Securities, the due establishment of the specific terms of the Debt Securities to be issued pursuant to an Indenture in accordance with the terms of the Indenture, (11) with respect to the Stock Purchase Contracts, the due establishment of the specific terms of the Stock Purchase Contracts to be issued pursuant to a Purchase Contract Agreement, and (12) with respect to the Stock Purchase Units, the due establishment of the specific terms of the Stock Purchase Units to be issued pursuant to a Unit Purchase Contract Agreement, we are of the opinion that:

     1. When (x) the Debt Securities, issued separately or as part of any Stock Purchase Units, shall have been authorized, executed, authenticated, delivered and

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Computer Sciences Corporation
October 23, 2001
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paid for in full in accordance with the terms of the Indenture pursuant to which such Debt Securities are issued and in the manner described in the Registration Statement or prospectus supplement describing the terms of the Debt Securities,
(y) the Indenture pursuant to which such Debt Securities are issued shall have been qualified under the TIA and (z) if in an underwritten offering, the Debt Securities shall have been issued and sold in accordance with the terms and conditions of the applicable underwriting agreement, the Debt Securities will be validly issued, fully paid and nonassessable and will be legally binding obligations of the Company.

     2. With respect to the Common Stock issued separately, upon conversion of any Convertible Debt Securities or Convertible Preferred Stock, upon exchange for any Exchangeable Debt Securities or Exchangeable Preferred Stock, upon settlement of any Stock Purchase Contracts or as part of any Stock Purchase Unit, assuming (x) the shares of Common Stock to be issued have been duly authorized by the shareholders of the Company, (y) the issuance thereof has been duly authorized by the Company, and (z) the consideration offered in exchange for such shares is valid consideration under applicable state law, when the Company receives consideration per share for the Common Stock (i) in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, (ii) if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, (iii) if in connection with Convertible Debt Securities or any Exchangeable Debt Securities, in accordance with the terms of the Indenture relating to such Debt Securities, (iv) if in connection with the settlement of Stock Purchase Contracts, upon payment in full of the purchase price provided for therein, and (v) if in connection with any Convertible Preferred Stock or Exchangeable Preferred Stock, upon the valid conversion or exchange in accordance with the Certificate of Designations of such Preferred Stock, such the Common Stock will be validly issued, fully paid and nonassessable.

     3. With respect to the Preferred Stock issued separately, upon conversion of any Convertible Debt Securities or Convertible Preferred Stock, upon exchange for any Exchangeable Debt Securities or Exchangeable Preferred Stock, upon settlement of any Stock Purchase Contracts or as part of any Stock Purchase Unit, assuming (x) the shares of Preferred Stock to be issued have been duly authorized by the shareholders of the Company, (y) the issuance thereof has been duly authorized by the Company, and (z) the consideration offered in exchange for such shares is valid consideration under applicable state law, when the Company receives consideration per share for the Preferred Stock (i) in such an amount (not less than the par value per share) as has been or may be determined by the Board of Directors of the Company, (ii) if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, (iii) if in connection with Convertible Debt Securities or Exchangeable Debt Securities, in accordance with the terms of the Indenture relating to such Debt Securities, (iv) if in connection with the settlement of Stock Purchase Contracts, upon payment in full of the purchase price provided for therein, and (v) if in connection with Convertible Preferred Stock or Exchangeable Preferred Stock, upon the valid

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Computer Sciences Corporation
October 23, 2001
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conversion or exchange in accordance with the Certificate of Designations of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

     4. When (y) the Stock Purchase Contracts, issued separately or as part of any Stock Purchase Units, have been authorized, executed, delivered and paid for in full in accordance with the terms and conditions of the Purchase Contract Agreement pursuant to which such Stock Purchase Contracts were issued and in the manner described in the Registration Statement or prospectus supplement describing the terms of the Stock Purchase Contracts and (z) if in an underwritten offering, the Stock Purchase Contracts shall have been issued and sold in accordance with the terms of the applicable underwriting agreement, the Stock Purchase Contracts will be validly issued, fully paid and nonassessable and will be legally binding obligations of the Company.

     5. When (y) the Stock Purchase Units have been authorized, executed, delivered and paid for in full in accordance with the terms and conditions of the Unit Purchase Contract Agreement pursuant to which such Stock Purchase Units were issued and in the manner described in the Registration Statement or prospectus supplement describing the terms of the Stock Purchase Units and (z) if in an underwritten offering, the Stock Purchase Units shall have been issued and sold in accordance with the terms of the applicable underwriting agreement, the Stock Purchase Units will be validly issued, fully paid and nonassessable and will be legally binding obligations of the Company.

     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

     (a) We express no opinion as to the effect of (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws (including, without limitation, statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity, at law or in arbitration, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. Without limitation, we express no opinion as to the ability to obtain specific performance, injunctive relief or other equitable relief as a remedy for noncompliance with any of the Debt Securities, any Indenture, any Certificate of Designations, any of the Stock Purchase Contracts, any Purchase Contract Agreement, any of the Stock Purchase Units or any Unit Purchase Contract Agreement. We further express no opinion as to the validity, legally binding nature or enforceability of any provisions in the Debt Securities, any Indenture, any Certificate of Designations, the Stock Purchase Contracts, any Purchase Contract Agreement, the Stock Purchase Units or any Unit Purchase Contract Agreement relating to

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Computer Sciences Corporation
October 23, 2001
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indemnification, exculpation or contribution or as to any provisions that may be construed as imposing penalties or forfeitures;

     (b) we express no opinion as to any provisions of the Debt Securities, any Indenture, any Certificate of Designations, the Stock Purchase Contracts, any Purchase Contract Agreement, the Stock Purchase Units or any Unit Purchase Contract Agreement regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debt Securities, any Indenture, any Certificate of Designations, the Stock Purchase Contracts, any Purchase Contract Agreement, the Stock Purchase Units or any Unit Purchase Contract Agreement or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debt Securities, any Indenture, any Certificate of Designations, the Stock Purchase Contracts, any Purchase Contract Agreement, the Stock Purchase Units or any Unit Purchase Contract Agreement; and

     (c) in rendering the opinions set forth herein, we have assumed that all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate prospectus supplement and there will not have occurred any change in law affecting the validity or enforceability of such Securities.

     Although we are not admitted to practice in the State of Nevada, we are generally familiar with the General Corporation Law of the State of Nevada as presently in effect and have made such inquiries as we consider necessary to render the opinions related to Nevada law herein. Our opinions herein are limited to matters involving the laws of the United States of America and the State of New York and the General Corporation Law of the State of Nevada. We express no opinion as to matters involving the laws of any other jurisdiction (or any other laws of the State of Nevada). This opinion is limited to the effect to the present state of the laws of the United States of America and the State of New York and, to the limited extent set forth in the second preceding sentence, the State of Nevada, and the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, or such facts, be changed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as amended from time to time, and to the reference to our name under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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Computer Sciences Corporation
October 23, 2001
Page 6


     You have informed us that you intend to issue Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts or Stock Purchase Units from time to time on a delayed or continuous basis, and this opinion is limited to the laws referred to above as in effect on the date hereof. We understand that prior to issuing any Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts or Stock Purchase Units (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts or Stock Purchase Units are to be issued (including the applicable prospectus supplement) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Common Stock, Preferred Stock, Debt Securities, Stock Purchase Contracts or Stock Purchase Units.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                        Very truly yours,

                                        /s/ Gibson, Dunn & Crutcher LLP



                                        GIBSON, DUNN & CRUTCHER LLP

BDK/LI/KMH/SET